Exhibit 10.4

CONSULTING AGREEMENT

This Consulting Agreement, effective as of September 2, 2011 (this “Agreement”), is by and between TheraBiogen, Inc., a Nevada corporation (the “Company”), and FSR, Inc., a (“Consultant”)

RECITALS

WHEREAS, the Company primarily is in the business of developing and marketing of homeopathic nasal spray products for the over-the-counter market (the “Business”);

WHEREAS, Consultant, through its consultant, Kelly T. Hickel (“Hickel”), has unique experience, knowledge, expertise and talents relating to the Company’s business; and

WHEREAS, the Company desires to engage Consultant to provide consulting services to the Company, and Consultant is willing to perform such consulting services, both upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of the parties to this Agreement, the parties agree as follows:

Section 1.  Consultancy.

(a)       The Company hereby engages Consultant to perform consulting services for the Company and Consultant hereby accepts such engagement, both upon the terms and conditions as set forth in this Agreement.  Consultant hereby covenants and agrees that Consultant will use Consultant’s best efforts, skills and abilities faithfully to provide senior management of the Company and others affiliated with the Company with such consulting services as may be reasonably  requested  of  Consultant  by  the  chief  executive  officer  of  the  Company  (the “Company CEO”) management.  The consulting services (the “Services”) to be performed by Consultant  under  this  Agreement  are  described  in  Schedule  A  to  this  Agreement,  which Schedule A forms an integral part of this Agreement and may not be amended or supplemented except by a written document executed by both the Company and Consultant.  In performing the Services, Consultant shall report to the Board of Directors.

(b)       Notwithstanding  anything  to  the  contrary  contained  in  this  Agreement,  it  is expressly understood and agreed by the Company that Consultant may engage in any other business or professional activities, provided, however, that such activities do not interfere with the performance of Consultant’ duties under this Agreement or that such engagement is with a entity which manufactures and/or distributes products that directly compete with the products manufactured and/or distributed by the Company in conducting the Business as more fully set forth in paragraph 5(a).

(c)       Notwithstanding  anything  to  the  contrary  contained  in  this  Agreement,  it  is expressly understood and agreed by the Company and Consultant that the engagement of Consultant by the Company pursuant to this Agreement does not constitute Consultant or Hickel as an employee, officer or agent of the Company, except to the extent as may hereafter be agreed upon by the Company and Consultant for a particular purpose and evidenced in writing by the parties.  In furtherance of such understanding and agreement, neither Consultant nor Hickel shall have the authority to obligate or commit the Company, nor shall Consultant nor Hickel enter into any negotiations, contract and/or agreement with any third party which shall in any way bind, obligate or commit the Company without the prior written consent of the Company CEO.

(d)       Notwithstanding anything to the contrary contained in this Agreement, the Services shall be performed by Hickel and no one else other than Hickel shall perform the Services without the Company’s prior written consent.

Section 2.  Term of Consultancy.

(a)       Unless sooner terminated as elsewhere provided in this Agreement, the initial term (the “Initial Term”) of the retention of Consultant by the Company under this Agreement shall commence as of the date of this Agreement and shall terminate as of the close of business on September 30, 2014.

(b)       Notwithstanding anything to the contrary contained in paragraphs 2(a) and 2(b), upon notice to the other party given by (x) the Company, in the case of a Company Termination for Cause, Company Termination without Cause or Consultant Termination without Good Reason, (y) Consultant, in the case of a Company Termination without Cause, Consultant Termination for Good Reason or Consultant Termination without Good Reason, or (z) by either Consultant or the Company, in the case of a Termination by Mutual Agreement (as such capitalized terms are defined in this paragraph 2(c)), the Consultancy Term shall be accelerated and terminate upon the following events:

(i)        By  the  Company  for  Cause  (as  such  capitalized  term  is  defined  in paragraph 2(d)) (a “Company Termination for Cause”);

(ii)

By the  Company  without  Cause  (a  “Company  Termination  without

Cause”);

(iii)     By Consultant upon the breach of any of the representations, warranties or covenants of the Company set forth in this Agreement (a “Consultant Termination for Good Reason”), including, but not limited to the failure to pay or issue any of the Consultant’s Compensation when due: provided that Consultant shall have given the Company   fifteen   days’   prior   notice   of   Consultant’s   intention   to   terminate   the Consultancy Term, setting forth the breach and allowing the Company to cure such breach (if possible to be cured) within such ten day period;

(iv)

By Consultant  for  reasons  other  than  a  Consultant  Termination  Upon

Breach  (a “Consultant Termination without Good Reason”); or

(v)

By  the  mutual  written  agreement  of  the  Company  and  Consultant  (a “Termination by Mutual Agreement”).

(c)

For purposes of this Agreement, the capitalized term “Cause” shall mean: (i)

The death or permanent disability of Hickel; or

(ii)      The willful failure by Consultant or Hickel to substantially perform the Services (other than any such failure resulting from an act or inaction of the Company) and such failure continues uncured for more than 30 calendar days after Consultant is given written notice of such failure by the Company;

(iii)     Consultant or Hickel is found guilty of or pleas nolo contendre to a felony involving misappropriation, embezzlement, dishonesty or fraud with respect to the Company; or

(iv)      Consultant breaches in a material manner any of Executive’s obligations under this Agreement, and such breach continues uncured for more than 30 calendar days after Executive is given written notice of such breach by the Company.

(f)        In the event of a Company Termination for Cause or a Consultant Termination Without Good Reason, the Company shall pay Consultant all of the Consultant’s Compensation (as  such  capitalized  term  is  defined  in  section  3)  payable  up  to  the  effective  date  of  the termination and shall reimburse Consultant for all expenses incurred by Consultant with respect to all periods up to the effective date of the termination which were not previously paid or reimbursed prior to the effective date of such termination.  Nothing in this paragraph 2(e) shall in any manner effect the Company’s and Consultant’s other obligations under this Agreement, including, but not limited to the provisions of sections 8 and 10.

(f)        In the event of a Company Termination without Cause or Consultant Termination for Good Reason, the Company shall, no later than five business days following the effective date of termination, (i) pay Consultant an amount equal to all monthly fees for all months remaining in the then current Consultancy Term (and, if the effective date of termination occurs within 90 days of the end of the then current Consultancy Term and no notice has been given by the Company in accordance with the provisions of paragraph 2(b) which would terminate the Consultancy Term at the end of the then current Consultancy Term, for the next Option Period) and (ii) issue to Consultant all of the Additional Shares and deliver to Consultant a stock certificate evidencing all of the Additional Shares registered in the name of Consultant. Nothing in  this  paragraph  2(f)  shall  in  any  manner  effect  the  Company’s  and  Consultant’s  other obligations under this Agreement, including, but not limited to the provisions of Sections 8 and

10.

Section 3.  Consideration Payable to Consultant.

(a)       In consideration for Consultant agreeing to perform the Services in accordance with this Agreement and entering into this Agreement, the Company shall pay Consultant the following consideration (collectively, the “Consultant’s Compensation”):

(i)  Such shares or options that, from time to time, the Board of Directors of the Company may deem appropriate;

(ii)       A monthly fee (each, a “Monthly Fee”) of $20,833, payable in advance, each monthly payment  to  be tendered  on  the first  business  day of each  succeeding calendar month during the Consultancy Term.

(b)      During the Consultancy Term, Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Consultant in performing the Services.

Section 4.  Confidential Information; Work Product.

(a)       Any and all inventions, discoveries, investigations, know-how, trade secrets and developments  or  improvements  in  technology  relating  to  the  delivery  of  homeopathic supplements via nasal spray (collectively “Inventions”), as well as any and all Proprietary Information  (as  such  capitalized  term  is  defined  in  paragraph  4(b)),  created,  developed, conceived of or discovered during the Consultancy Term (i) by Consultant (solely or jointly with others) (A) in the course of Consultant’s performance of the Services under this Agreement and utilizing the Company's materials or facilities and (B) relating to the Business (collectively, “Proprietary Property”) or (ii) by the Company or others for the Company and relating to the Business, and which come into Consultant’s knowledge or possession during the Consultancy Term, shall be, if created, developed, conceived of or discovered by Consultant, promptly disclosed to the Company, or shall be, if otherwise developed by the Company or others for the Company, received by Consultant as a consultant, advisor, representative and/or agent of the Company and not in any way for Consultant's own benefit.  Consultant shall neither have nor obtain any right, title or interest in or to any Proprietary Property unless and until the Company shall expressly and in writing waive the rights that the Company has in such Proprietary Property under the provisions of this section 4.  With respect to any and all Proprietary Property that is, in whole or part, invented, created, written, developed, furnished or produced by Consultant, or suggested by Consultant to the Company, during the Consultancy Term, Consultant hereby confirms that all such Proprietary Property shall be the exclusive property of the Company, and that Consultant shall neither have nor retain any right, title or interest, of any kind in the Proprietary Property or in and to any results or proceeds from the Proprietary Property. At any time, whether during or after the Consultancy Term, Consultant will, upon the request and at the expense of the Company (including reasonable compensation to Consultant for any compliance with the Company’s requests made and performed subsequent to the Consultancy Term), (x) obtain patents or copyrights on, or (y) permit the Company to patent or copyright, any such Proprietary Property, whichever clause (x) or (y) is appropriate, and/or (z) execute, acknowledge and  deliver  any  and  all  assignments,  instruments  of  transfer  or  other  documents,  that  the Company deems necessary or appropriate to transfer to and vest in the Company all right, title and interest in and to the Proprietary Property and to evidence the Company's ownership of the Proprietary Property, including, but not limited to, taking all steps necessary to enable the Company to publish or protect the Proprietary Property by patents or otherwise in any and all countries and to render all such assistance as the Company may require in any patent office proceeding or litigation involving the Proprietary Property.   Consultant shall not, without limitation as to time or place, use any Proprietary Property except on Company business, during or after the Consultancy Term, nor disclose any Proprietary Property to any third party, except for disclosure in connection with this Business or as may be required by law.

(b)       For   the   purposes   of   this   Agreement,   the   capitalized   term   “Proprietary Information” means any information about the affairs of the Company,  including, but not limited to, Confidential Information and all Company trade secrets, trade “know-how,” inventions, customer lists, client lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers, trading positions, sales, profits or other financial information which is confidential to the Company or is not generally known in the relevant trade, regardless of whether Consultant developed such information.

(c)       Notwithstanding anything to the contrary contained in paragraphs 4(a) and 4(b), Proprietary Property and Proprietary Information shall not include property or information (i) generally available to the public or which becomes publicly known through no wrongful act of Consultant, (ii) independently developed by a third party and disclosed to Consultant through no wrongful  act  of  Consultant  or  such  third  party  or  (iii)  that  is  required  to  be  disclosed  by applicable law.

(d) The only exception to this Section of the agreement shall be if disclosure is required to the Company’s Senior Lender who has a lien on all of the assets of the Company.

Section 5.

Restrictive Covenants.

(a)       During the Consultancy Term, Consultant shall not, directly or indirectly, own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, serve (in any capacity whatsoever, including, but not limited to, as an employee, consultant, advisor, representative, agent, independent contractor, officer or director) or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any person, business, firm, corporation, partnership, trust or other business or governmental entity (each, a “Competing Business”) that, anywhere in the United States, primarily engages in, or assists others in engaging in or conducting, any business that  deals,  directly  or  indirectly,  in  products  or  services  similar  in  nature  to  or  directly competitive with the products and/or services sold, marketed, manufactured, distributed and/or provided by the Company in conducting the Business as of the date of this Agreement; provided, however, that the restrictions set forth in this paragraph 5(a) shall not be deemed to exclude Consultant or Hickel from acting as director, officer, employee, consultant, agent and/or advisor of an entity for the benefit of the Company with the consent of the Board; and further, provided, however, that the restrictions set forth in this paragraph 5(a) shall not be deemed to prohibit Consultant and/or Hickel from owning or acquiring securities issued by any entity whose securities are listed on a national securities exchange or are quoted on the OTC Bulletin Board, provided that Executive at no time owns, directly or indirectly, beneficially or otherwise, 3% or more  of  any  class  of  any  such  entity’s  outstanding  capital  stock  or  other  form  of  equity ownership.

(b)       During the Consultancy Term, Consultant shall not knowingly provide or solicit to provide to any customer of the Company any goods or services that are similar in nature to [or competitive with] those goods and services sold and/or provided by the Company in conducting the Business as of the date of this Agreement.  For the purposes of this paragraph 5(b), the term

“customer” means any third party to whom the Company has provided goods and services at any time during the Consultancy Term.

(c)       During the Consultancy Term, Consultant will not solicit for employment, or attempt   to   solicit,   directly   or   by   assisting   others,   any   employee,   officer,   consultant, representative, agent or advisor of the Company with whom Consultant had contact with during the Consultancy Term.

(d)       The Company and Consultant each acknowledge and agree that any remedy at law for a violation of any of the provisions of this Section 5, Sections 4 and 8 or paragraph 11(n) may not, in itself, adequate to protect such party, and each party shall therefore be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce the party’s rights under this Agreement or any other relief a court may award.

Section 6.  Enforcement.   It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly in this Agreement.

Section  7.    Representations,  Warranties  and  Covenants  of  the Consultant.    Consultant hereby represents, warrants and covenants to the Company that:

(a)

Consultant has the capacity to enter into this Agreement;

(b)       The execution, delivery and performance of this Agreement and compliance with the provisions of this agreement by Consultant will not conflict with or result in any breach of any of the terms, conditions, covenants or provisions of, or constitute a default under, any note, mortgage, agreement, contract or instrument to which Consultant is a party or which Consultant may be bound or affected; and

(c)

Hickel is available to perform the Services on behalf of Consultant.

Section 8.  Non-Disparagement.  The parties to this Agreement mutually agree not to publish, communicate or disseminate any negative information as regards each other, or to make public any information regarding this Agreement to the public, suppliers, vendors and other industry participants, or in any way to any other person, except that a party may disclose the contents of this Agreement to such party’s respective financial advisors, accountants and attorneys and as required by law.  The parties further agree that any breach of this Section 8 by a party will cause the other party substantial and irreparable damages that would not be quantifiable and, therefore, in the event of any such breach, in addition to other remedies that may be available, such other party shall have the right to seek specific performance and other injunctive and equitable relief.

Section 9.   Representations, Warranties and Covenants of the Company.   The Company represents, warrants and covenants to Consultant that:

(a)       The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, having the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business, taken as a whole; neither the character of the properties owned or leased by the Company nor the nature of its business as transacted by it requires the Company to be qualified in any other jurisdiction, except in those jurisdictions where the Company is so qualified or those jurisdictions where the failure to so qualify would not materially adversely affect the business, properties or operations of the Company, taken as a whole;

(b)       The Company has the power to enter into this Agreement, and the execution, delivery, and performance of this Agreement by the Company has been duly authorized and, when executed and delivered, shall constitute the valid and binding obligation of the Company enforceable in accordance with its terms; the execution, delivery, and performance by the Company of its obligations under this Agreement will not constitute a violation of, conflict with, result in any breach of, or constitute a default under, or result in any claim or the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, its organizational  documents  or  any  contract,  license,  indenture,  mortgage,  lease,  or  other instrument to which the Company is a party or by which the Company is bound or affected;

(c)       The Company currently has in effect, and shall, during the entire Consultancy Term and for [three] year[s] following the expiration of the Consultancy Term, keep in effect, a director and officer insurance policy in the minimum coverage amount of $2 million, which policy shall cover Consultant and; and

(d)       No  representation,  warranty,  or  agreement  made  by  the  Company  in  this Agreement, any exhibits or schedules hereto or any other document referred to herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement, representation, warranty, or agreement not misleading.

Section 10.  Indemnification.  The Company agrees to indemnify the Consultant and Hickel to the same extent and on the same terms as it provides to its officers and directors.

Section 11.  Miscellaneous.

(a)      Notices.  All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand, against written receipt therefor, (ii) forwarded by a nationally  recognized  over-night  courier  for  priority  next  day  delivery  or  (iii)  mailed  by registered or certified mail, return receipt requested, postage prepaid; in the case of clauses (ii) or (iii) of this paragraph 7(a), to the following addresses:

If to the Company, to:	Kelly T. Hickel, Chief Executive Officer
TheraBiogen, Inc.
4400 Route 9 South - Suite 1000
Freehold, New Jersey 07728

with a copy (which shall
not constitute notice) to:	W. Raymond Felton
Greenbaum, Rowe, Smith & Davis LLP
99 Wood Avenue South Iselin, New Jersey 08830
(732) 549-5600

If to Consultant, to:	Ms. Julia Belden
FSR, Inc.
#306
1550 Larimer St. Denver, CO 80201
866 556-7943

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties to this Agreement in accordance with this paragraph

11(a).  Each such notice, demand, request or other communication shall be deemed given (x) on the date of such delivery by hand, (y) on the first business day following the date of such delivery to the overnight delivery service or (z) four business days following such mailing.

(b)     Prior Agreements/Oral Modification.   This Agreement supersedes all prior agreements and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement (excepting only the Indemnification Agreement). This Agreement may not be amended, modified in any manner or terminated orally or by course of conduct; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.

(c)       Attorney’s  Fees.    In  the  event  of  any  litigation  between  the  parties  to  this Agreement, concerning this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees.

(d)       Binding Agreement; Benefit.  The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

(f)

Governing  Law.  This  Agreement  will  be  governed  by,  and  construed  and enforced in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof.  Each of the parties to this Agreement hereby consents and submits to the venue and jurisdiction of the state and federal courts sitting in the State of New York, County of Suffolk, as the sole and exclusive forum for the enforcement of this Agreement and further consents to the personal jurisdiction such courts and waive any claim to assert forum non conveniens.

(g)       Proper Construction.   The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  As used in this Agreement, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

(h)       Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

(i)        Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.   All references in this Agreement to a Section, paragraph, subparagraph or clause shall, absent language or context otherwise, refer to such Section, paragraph, subparagraph or clause of this Agreement.

(j)       Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  In addition, to the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in any such jurisdiction in which enforcement is sought.

(k)      Assignment.   This Agreement is personal in its nature and the parties to this Agreement shall not, without the consent of the other parties, assign or transfer this Agreement or any rights or obligations hereunder.

(l)       Counterparts; Signatures.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  Electronic, fax, PDF and Jpeg signatures to this Agreement shall be deemed to be original signatures to this Agreement.

(m)      Further Assurances.   Each of the parties to this Agreement shall execute and deliver  such  additional  documents,  certificates  and  instruments,  and  to  use  commercially reasonable efforts to perform such additional acts, as may be reasonably necessary or appropriate to carry out all of the provisions of this Agreement and to consummate all the transactions contemplated by this Agreement.

(n)       Non-Disclosure  of  this  Agreement.    Neither  party  shall,  without  the  written consent of the other party, make any public disclosure, whether oral or written, concerning the terms of this Agreement, except to the extent required by applicable law (in which case the party so obligated to make a disclosure shall provide the other parties with written notice of such requirement by law no less than five days prior to any such disclosure).  The parties agree that the provisions of Section 5(d) shall apply with regard to any application for injunctive relief to enforce the provisions of this subparagraph.

(o)      Survival.        All of the covenants, agreements, representations and warranties contained in this Agreement shall survive the termination, for any reason, of the Consultancy Term.

(p)       LIMITATION  OF  LIABILITY.    IN  NO  EVENT  WILL  ANY  PARTY  BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, DATA OR GOODWILL AND THE LIKE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH DAMAGES OR LOSSES ARISE IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, OR ARE SUFFERED DIRECTLY OR INDIRECTLY, EVEN IF (I) SUCH DAMAGES ARE FORESEEABLE OR (II) A PARTY HAS BEEN ADVISED OF THE POSSIBILITY  OF  SUCH  DAMAGES  IN  ADVANCE.    THE  FOREGOING  WILL  NOT APPLY TO BREACHES OF CONFIDENTIALITY, NON-DISCLOSURE, NO RIGHTS TO BIND AND NON-COMPETITION OBLIGATIONS UNDER THIS AGREEMENT.

(q)       Representation of Counsel.   This Agreement has been drafted on the basis of mutual contribution of language and is not to be construed against any party as being the drafter or causing the same to be drafted.  Each party represents, warrants, acknowledges and confirms that, in connection with the negotiation, drafting and execution of this Agreement, it has at all times been represented by competent counsel of its own choosing or has determined, in the sole discretion of such party, not to seek counsel’s advice in connection with the negotiation, drafting and execution of this Agreement.

(r)        Business Day. For purposes of this Agreement, the term “business day” shall refer to any calendar day other than a Saturday, Sunday or other day on which banks in New York, New York are required, authorized or permitted to be closed.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Company:

TheraBiogen, Inc.

By: /s/ Richard P. Rifenburgh
Chairman, Compensation Committee

Consultant:

FSR, Inc.

By: /s/ Ms. Julia Belden

Secretary

SCHEDULE A Description of the Services

▪

Provide management of the day-to-day operations of the Company.

▪

Provide assistance and advice on and review and consult with the Company CFO and Board concerning the Company’s financial statements and reports required to be filed under applicable federal securities laws.

▪

Provide  senior  management  in  revising  the  Company’s  business  model  and  provide assistance and advice concerning the implementation of such business model.

▪

Manage the revision of the Company’s sales and marketing strategy.

▪

Manage the preparation of the Company’s short and long term budgets.

▪

Manage the Company’s capital raising activities.

▪

Provide  the  positions  of  CEO  and  President  of  the  Company  unless  the  Board  of

Directors directs Consultant to fill other positions.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Company:

TheraBiogen, Inc.

By: /s/ Richard P. Rifenburgh
Chairman, Compensation Committee

Consultant:

FSR, Inc.

By: /s/ Ms. Julia Belden

Secretary